Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Insured Municipal Income Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Insured Municipal Income Fund Inc. for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Insured Municipal Income Fund Inc. for the stated period.

/s/Andrew Dakos Andrew Dakos President, Insured Municipal Income Fund Inc.	/s/Rajeev Das Rajeev Das Treasurer, Insured Municipal Income Fund Inc.
Dated: December 7, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Insured Municipal Income Fund Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.